Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue	$89,176	$77,270	$170,858	$149,214
Costs and expenses:
Cost of operations	32,763	28,997	64,333	57,615
Sales and marketing	25,460	21,929	51,290	44,799
General and administrative	14,614	15,981	28,389	31,486
Impairment of auction rate securities	—	—	27,406	—
Depreciation and amortization	7,188	6,941	13,973	12,932
Interest income	2,350	3,051	5,803	5,036

Income (loss) from continuing operations before income tax provision	11,501	6,473	(8,730)	7,418
Income tax provision	5,149	1,332	8,253	1,542

Income (loss) from continuing operations	6,352	5,141	(16,983)	5,876
Income from discontinued operations, net of tax	—	249	—	220

Net income (loss)	$6,352	$5,390	$(16,983)	$6,096

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.11	$0.09	$(0.29)	$0.10
Income from discontinued operations	—	—	—	0.01

Net Income (loss)	$0.11	$0.09	$(0.29)	$0.11

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.11	$0.09	$(0.29)	$0.10
Income from discontinued operations	—	—	—	—

Net Income (loss)	$0.11	$0.09	$(0.29)	$0.10

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,693	57,071	57,664	57,023

Diluted	59,061	59,748	57,664	59,689

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue
Online Services:
Advertising and sponsorship	$62,383	$52,436	$118,448	$99,857
Licensing	21,866	19,799	43,789	39,914
Content syndication and other	345	653	762	1,537

Total Online Services	84,594	72,888	162,999	141,308
Publishing and Other Services	4,582	4,382	7,859	7,906

	$89,176	$77,270	$170,858	$149,214

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$18,800	$14,042	$35,331	$27,034
Publishing and Other Services	1,027	863	273	505

	19,827	14,905	35,604	27,539
Adjusted EBITDA per basic common share	$0.34	$0.26	$0.62	$0.48

Adjusted EBITDA per diluted common share (b)	$0.34	$0.25	$0.60	$0.46

Interest, taxes, depreciation, amortization and other non-cash items (c)
Interest income	2,350	3,051	5,803	5,036
Depreciation and amortization	(7,188)	(6,941)	(13,973)	(12,932)
Non-cash advertising	—	—	(1,558)	(2,320)
Non-cash stock-based compensation	(3,488)	(4,542)	(7,200)	(9,905)
Impairment of auction rate securities investments	—	—	(27,406)	—
Income tax provision	(5,149)	(1,332)	(8,253)	(1,542)

Income (loss) from continuing operations	6,352	5,141	(16,983)	5,876
Income from discontinued operations, net of tax	—	249	—	220

Net income (loss)	$6,352	$5,390	$(16,983)	$6,096

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.11	$0.09	$(0.29)	$0.10
Income from discontinued operations	—	—	—	0.01

Net income (loss)	$0.11	$0.09	$(0.29)	$0.11

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.11	$0.09	$(0.29)	$0.10
Income from discontinued operations	—	—	—	—

Net income (loss)	$0.11	$0.09	$(0.29)	$0.10

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,693	57,071	57,664	57,023

Diluted	59,061	59,748	57,664	59,689

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Six months ended June 30, 2008 Adjusted EBITDA per share is calculated based on 59,103 diluted shares

(c)	Reconciliation of Adjusted EBITDA to income (loss) from continuing operations

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$186,490	$213,753
Short-term investments	138,753	80,900
Accounts receivable, net	68,865	86,081
Current portion of prepaid advertising	2,275	2,329
Due from HLTH	—	1,153
Other current assets	9,259	10,840

Total current assets	405,642	395,056

Property and equipment, net	46,554	48,589
Prepaid advertising	3,017	4,521
Goodwill	221,281	221,429
Intangible assets, net	31,323	36,314
Other assets	7,317	12,955

	$715,134	$718,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$20,203	$26,498
Deferred revenue	87,401	76,401
Due to HLTH	72	—

Total current liabilities	107,676	102,899

Other long-term liabilities	8,890	9,210

Stockholders’ equity	598,568	606,755

	$715,134	$718,864

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(16,983)	$6,096
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(220)
Depreciation and amortization	13,973	12,932
Non-cash advertising	1,558	2,320
Non-cash stock-based compensation	7,200	9,905
Deferred income taxes	6,667	577
Impairment of auction rate securities	27,406	—
Changes in operating assets and liabilities:
Accounts receivable	17,216	7,719
Other assets	(1,394)	74
Accrued expenses and other long-term liabilities	(5,131)	(7,271)
Due to HLTH	1,246	2,136
Deferred revenue	11,000	10,576

Net cash provided by continuing operations	62,758	44,844
Net cash provided by discontinued operations	—	48

Net cash provided by operating activities	62,758	44,892

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	41,300	95,256
Purchases of available-for-sale securities	(127,900)	(112,667)
Purchases of property and equipment	(6,946)	(9,764)
Cash received from sale of business and business combinations, net of fees	1,133	—

Net cash used in investing activities	(92,413)	(27,175)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,392	5,723
Net cash transfers with HLTH	—	145,257

Net cash provided by financing activities	2,392	150,980

Net (decrease) increase in cash and cash equivalents	(27,263)	168,697

Cash and cash equivalents at beginning of period	213,753	44,660

Cash and cash equivalents at end of period	$186,490	$213,357